EXHIBIT 3(b)

                            AMENDED AND RESTATED

                                  BY-LAWS

                                     OF

                             ENESCO GROUP, INC.

                       As Amended Through May 1, 1998





             AMENDED AND RESTATED BY-LAWS OF ENESCO GROUP, INC.

                             TABLE OF CONTENTS

ARTICLE                                                              PAGE

I        OFFICES.......................................................1
         Sec. 1 Principal Office.......................................1
         Sec. 2 Other Offices..........................................1

II       MEETINGS OF STOCKHOLDERS......................................1
         Sec. 1 Place of Meetings......................................1
         Sec. 2 Quorum.................................................1
         Sec. 3 Annual Meetings........................................1
         Sec. 4 Special Meetings.......................................2
         Sec. 5 Notices................................................2
         Sec. 6 Adjournments...........................................2

III      DIRECTORS.....................................................2
         Sec. 1 Number and Term........................................2
         Sec. 2 Annual Meetings........................................2
         Sec. 3 Regular Meetings.......................................2
         Sec. 4 Special Meetings.......................................3
         Sec. 5 Waiver of Notice.......................................3
         Sec. 6 Quorum.................................................3
         Sec. 7 Action without Meeting.................................3
         Sec. 8 Powers.................................................3
         Sec. 9 Execution of Corporation Documents and Instruments.....3
         Sec. 10 Committees of the Board of Directors..................4
         Sec. 11 Remuneration of Outside Directors.....................4

IV       OFFICERS......................................................4
         Sec. 1 Election of Officers...................................4
         Sec. 2 Terms of Office........................................4
         Sec. 3 Compensation of Officers, Employees and Agents.........5
         Sec. 4 Vacancies..............................................5
         CHAIRMAN OF THE BOARD
         Sec. 5........................................................5
         Sec. 6........................................................5
         PRESIDENT
         Sec. 7........................................................5
         Sec. 8........................................................5
         VICE-PRESIDENTS
         Sec. 9........................................................6
         TREASURER
         Sec. 10.......................................................6
         Sec. 11.......................................................6
         Sec. 12.......................................................6
         Sec. 13.......................................................6
         ASSISTANT TREASURERS
         Sec. 14.......................................................7
         SECRETARY
         Sec. 15.......................................................7
         ASSISTANT SECRETARIES
         Sec. 16.......................................................7
         CLERK
         Sec. 17.......................................................7
         ASSISTANT CLERKS
         Sec. 18.......................................................8
         BONDS
         Sec. 19.......................................................8

V        INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................8

VI       STOCK.........................................................9
         Sec. 1 Holders to be Recognized...............................9
         Sec. 2 Form of Stock Certificates.............................9
         Sec. 3 Replacement of Certificates Lost, Etc..................9
         Sec. 4 Fixing Date for Determination of Stockholders
                  of Record...........................................10
         Sec. 5 Restrictions on Transfer..............................10
         Sec. 6 Massachusetts Control Share Acquisition Act...........10

VII      SEAL AND FISCAL YEAR.........................................10
         Sec. 1 Seal..................................................10
         Sec. 2 Fiscal Year...........................................11

VIII     AMENDMENT OF BY-LAWS.........................................11
         Sec. 1.......................................................11
         Sec. 2.......................................................11


                      AMENDED AND RESTATED BY-LAWS OF

                             ENESCO GROUP, INC.

                                 ARTICLE I

                                  OFFICES

Sec. 1. Principal Office. The location of the principal office of the Corporation in the Commonwealth of Massachusetts shall be in the City of Westfield, unless such location shall at any time be changed as permitted by law.

Sec. 2. Other Offices. The Corporation may also have offices in such other places within and without the Commonwealth of Massachusetts as the business of the Corporation may require.

                                 ARTICLE II

                          MEETINGS OF STOCKHOLDERS

Sec. 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held anywhere within the United States, as determined by the Board of Directors of the Corporation, as permitted by the provisions of the Massachusetts Business Corporation Law.

Sec. 2. Quorum. A majority of the stock issued, outstanding and entitled to vote on the matters to be presented, which is represented by the holders thereof, either in person or by proxy, shall be a quorum at any meeting of stockholders.

Sec. 3. Annual Meetings. The annual meeting of the stockholders shall be held on the fourth Thursday of April in each year at 10:00 A.M. unless by order of the Board of Directors the notice of the annual meeting shall designate some other hour on such date. At each annual meeting the stockholders entitled to vote thereat on the matter shall elect the class of Directors whose term of office is expiring, in accordance with the provisions of Article 6B of the Restated Articles of Organization of the Corporation, as amended. At each annual meeting the stockholders entitled to vote thereat on the matter shall have placed before them for ratification the name of the Auditor appointed by the Board of Directors in accordance with law.

Sec. 4. Special Meetings. Special meetings of stockholders may be called by the President, or by the Directors, or in any other manner specifically authorized by law; provided, however, that if one or more stockholders request the special meeting, the holders of at least ninety percent in interest of the capital stock entitled to vote at the meeting must submit written application therefor.

Sec. 5. Notices. Notice of any meeting of stockholders shall, at least seven days prior to the date thereof, be mailed by the Clerk or an Assistant Clerk or delivered by either to each stockholder entitled to vote on any of the matters to be presented at his address as the same appears on the stock records of the Corporation or so mailed or delivered to his residence or to his usual place of business.

Sec. 6. Adjournments. Any meeting of the stockholders may be adjourned to any other time and place by the stockholders present or represented by proxy at the meeting and entitled to vote on the matters to be presented, although less than a quorum, and it shall not be necessary to notify any stockholder of any such adjournment. Any business which could have been transacted at any meeting of stockholders as originally called may be transacted at any such adjournment thereof.

                                ARTICLE III

                                 DIRECTORS

Sec. 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors as set forth in Article 6B of the Restated Articles of Organization of the Corporation, as amended. Each Director shall be a voting stockholder or shall become such prior to acting as a director.

Sec. 2. Annual Meetings. Following each annual meeting of stockholders and at the place thereof, if a quorum of the Board of Directors is present thereat, the annual meeting of the Board of Directors shall proceed thereafter without notice; but if a quorum of the Board is not present thereat, or, if present, does not so proceed to hold such meeting, the annual meeting of such Board shall be called in the manner hereinafter provided with respect to the call of a special meeting of the Board.

Sec. 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as shall from time to time be fixed by the Board, and no notice need be given of regular meetings held at times and places so fixed.

Sec. 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, and the Secretary or an Assistant Secretary shall give notice of any special meeting so called to all Directors stating the time and place within or without the Commonwealth of Massachusetts, and such notice shall be sufficient if given either (i) by mailing the same postage prepaid forty-eight hours before the date of the meeting addressed to each Director at his usual place of business or residence, or (ii) by delivery thereof in hand or by telegram dispatched prepaid not less than twenty-four hours before the date of the meeting, or (iii) orally or by telephone not less than twenty-four hours before the date of the meeting.

Sec. 5. Waiver of Notice. Any requirement of notice of any meeting of the Board of Directors shall be deemed satisfied as to any Director who waives the same or whose attendance at such meeting constitutes a waiver under the law.

Sec. 6. Quorum. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, and a meeting of the Board, whether a quorum be present or not, may be adjourned by those present without the necessity of notifying any Director of any such adjournment. Any business which could legally be transacted at any meeting of the Board of Directors may be transacted at any adjournment thereof without any new notification.

Sec. 7. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all Directors consent in writing to such action. Such written consent shall be filed with the minutes of the Board of Directors.

Sec. 8. Powers. The Board of Directors shall manage the business of the Corporation and shall have all the powers of the Corporation, except such as by law, the Articles of Organization or by the By-Laws of the Corporation are conferred upon or reserved to the stockholders.

Sec. 9. Execution of Corporation Documents and Instruments. The Board of Directors shall designate the persons, in addition to those specifically authorized elsewhere in these By-Laws, who shall be empowered on behalf of the Corporation to sign checks, contracts, bids, deeds, releases, securities devices, notes and other documents and instruments of the Corporation, as well as the terms and conditions, if any, of such signing.

Sec. 10. Committees of the Board of Directors. The Board of Directors may establish such committees, including an Executive Committee, consisting of members elected by it from among its number as it deems advisable in the conduct of the business of the Corporation and may delegate such functions and duties to such committees from time to time as may be permitted by law.

Sec. 11. Remuneration of Outside Directors. Any Director who is entitled to compensation from the Corporation as an officer or employee thereof shall not receive any additional compensation for his services as a director. The Board of Directors may provide for remuneration of all other Directors in such amounts and in such manner as the Board may from time to time deem advisable.

                                 ARTICLE IV

                                  OFFICERS

Sec. 1. Election of Officers. The Officers of the Corpora- tion shall be elected by the Directors and shall include a President, a Treasurer, and a Clerk, and, when deemed desirable by the Board of Directors, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries, one or more Assistant Clerks and such other officers as the Board of Directors may, from time to time, deem necessary or advisable for the management of the affairs of the Corporation. The President, Treasurer and Clerk shall be elected at the Annual Meeting of Directors. All other officers may be elected at such annual meeting or at any regular or special meeting of the Board of Directors.

Sec. 2. Terms of Office. The President, the Treasurer and the Clerk shall (unless sooner removed in accordance with law) holder office until the next annual meeting of the Board of Directors and until their respective successors are elected. All other officers shall (unless sooner removed in accordance with law) hold their respective offices until the next annual meeting and the election of the first mentioned officers thereat.

Sec. 3. Compensation of Officers, Employees and Agents. The officers, employees and agents of the Corporation shall receive such compensation and upon such terms as the Board of Directors may from time to time determine. The determination of such compensation may be delegated by the Board of Directors to (i) a Compensation Committee composed of members of the Board who are elected to that Committee by it or appointed under is authorization except that the determination of the compensation of the members of the Compensation Committee cannot be delegated to that Committee, and (ii) to such other individuals or committees to the extent and in the manner permitted by the law.

Sec. 4. Vacancies. If any corporate office specified in this Article becomes vacant for any reason, including resignation, the Board of Directors may elect a successor who shall hold office for the unexpired term unless sooner removed in accordance with law.

CHAIRMAN OF THE BOARD

Sec. 5. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

Sec. 6. The Chairman of the Board shall have the power, on behalf of the Corporation, to sign contracts, deeds and releases and, with the Treasurer or Assistant Treasurer, to sign or endorse security devices, notes, and, when authorized by the Board of Directors, to sign or endorse such other documents and instruments as the Board of directors may specify. The Chairman of the Board shall also have such additional powers and duties as the Board of Directors may from time to time assign him.

PRESIDENT

Sec. 7. In the absence or disability of the Chairman of the Board or at his request, or if his office be vacant, the President shall preside at all meetings of the stockholders and of the Board of Directors.

Sec. 8. The President shall have the power on behalf of the Corporation (i) to sign contracts, deeds and releases and (ii) with the Treasurer or Assistant Treasurer, to sign or endorse certificates of stock, security devices, notes, and (iii) when authorized by the Board of Directors, to sign or endorse such other documents and instruments as the Board of Directors may specify. The President shall have also such additional powers and duties as the Board of Directors may from time to time assign to him.

VICE PRESIDENTS

Sec. 9. Each of the Vice-Presidents shall bear such title and shall have such powers and duties as may be assigned to him from time to time by the Board of Directors.

TREASURER

Sec. 10. The Treasurer shall have the custody of the money, funds and securities of the Corporation and shall have charge of its books and keeping of its accounts. He shall make financial and accounting reports to the Board of Directors at least quarterly and more often when requested by it, and shall make a report at the annual meeting of stockholders. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors.

Sec. 11. The Treasurer shall, with the President or a duly authorized Vice-President, sign all certificates of stock, and with the Chairman of the Board or the President or a duly authorized Vice-President, sign or endorse security devices and notes and, when authorized by the Board of Directors, sign or endorse such other documents and instruments as the Board may specify.

Sec. 12. The Treasurer shall also keep books for the recording of stock and transfers thereof and the names and addresses of stockholders and shall be transfer agent of the Corporation for the transfer of all certificates of stock; provided that the Board of Directors may, with respect to the transfer of shares of any class of the capital stock of the Corporation, appoint any other person or corporation to act as transfer agent, and, when the Board deems it desirable, any person or corporation to act as registrar thereof.

Sec. 13. The Treasurer also shall have such additional powers and duties as may be assigned to him from time to time by the Board of Directors.

ASSISTANT TREASURERS

Sec. 14. In the absence or disability of the Treasurer, or if his office be vacant, the Assistant Treasurers, in the order of the seniority of their election, shall have the powers and duties appertaining to the office of Treasurer set forth in Sections 10 and 12 above and when duly authorized by the Board of Directors shall perform all or any part of the duties set forth in Sections 11 and 13 above. In addition to the foregoing, each of the Assistant Treasurers shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

SECRETARY

Sec. 15. The Secretary shall attend all meetings of the Board of Directors and the Executive Committee and shall record all votes and minutes of all proceedings thereat in books to be kept for that purpose. When required by law or these By-Laws, proper notice of meetings of the Board of Directors shall be given by him. In addition to the foregoing, the Secretary shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

ASSISTANT SECRETARIES

Sec. 16. In the absence or disability of the Secretary or at his request, or if his office be vacant, the Assistant Secretaries, in the order of the seniority of their elections, shall perform the duties herein assigned to the Secretary. In addition to the foregoing, each Assistant Secretary shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

CLERK

Sec. 17. The Clerk shall be a resident of the Commonwealth of Massachusetts unless the Board of Directors shall appoint a Resident Agent as permitted by law. He shall attend all meetings of stockholders and act as clerk thereof and shall record all votes and minutes of all proceedings thereat in books to be kept for that purpose. Such books shall be kept as provided by law. When required by law or these By-Laws, proper notice shall be given by him of all meetings of stockholders. In addition to the foregoing, the Clerk shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

ASSISTANT CLERKS

Sec. 18. In the absence or disability of the Clerk or at his request, or if his office be vacant, the Assistant Clerks, in the order of the seniority of their election, shall perform the duties herein assigned to the Clerk. In addition to the foregoing, each Assistant Clerk shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

BONDS

Sec. 19. Any officer of the Corporation may be required to give a bond for the faithful performance of his duties in such form and with such sureties as the Board of Directors may direct.

                                 ARTICLE V

                              INDEMNIFICATION

         In order to induce directors, officers, employees and other agents of the Corporation to serve as such and as partial consideration for such service, the Corporation shall, to the fullest extent and under the circumstances permitted by Massachusetts law, as amended from time to time, indemnify any person serving or who has served as a director or officer of the Corporation or a President or Vice President of any division of the Corporation or any person serving or who has served at the Corporation's request (1) as director or officer of a direct or indirect subsidiary of the Corporation or another organization or (2) in any capacity with respect to any employee benefit plan of the Corporation, and the Board of Directors may, to the extent legally permissible, indemnify any person serving or who has served as an employee or other agent of the Corporation or as an employee or other agent or in any capacity with respect to any employee benefit plan of a direct or indirect subsidiary of the Corporation or another organization, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while serving or thereafter, by reason of his or her being or having been such a director, officer, trustee, partner, person serving with respect to an employee benefit plan, employee or agent, except (unless other- wise permitted by Massachusetts law) with respect to any matter as to which he or she shall have been adjudicated in any proceeding not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Expenses, including without limitation counsel fees, reasonably incurred by any such director, officer, person serving with respect to any employee benefit plan, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the Corporation if it shall be adjudicated that indemnification for such expenses is not authorized under this Article. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such director, officer, person serving with respect to any employee benefit plan, employee or agent may be entitled. Nothing contained in this Article shall affect any other rights to indemnification to which such directors, officers, persons serving with respect to an employee benefit plan, employees or agents may be entitled by contract or otherwise under law. The Board of Directors is authorized to enter into agreements regarding indemnification which are not inconsistent with the provisions of this Article.

                                 ARTICLE VI

                                   STOCK

Sec. 1. Holders to be Recognized. The Corporation shall be entitled to treat the record holder of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Sec. 2. Form of Stock Certificates. All certificates of stock shall be in such form and contain such information as shall be required by law and be signed, either manually or by facsimile, as hereinbefore provided.

Sec. 3. Replacement of Certificates Lost, Etc. In case of the alleged loss, destruction, mutilation, or wrongful taking of a certificate of stock, a new certificate may be issued in place thereof, upon such terms and conditions as the Board of Directors may prescribe.

Sec. 4. Fixing Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a time, which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

Sec. 5. Restrictions on Transfer. The Board of Directors may impose restrictions on transfer of securities of the Corporation pursuant to the Rights Agreement dated as of September 7, 1988 by and between the Corporation and The Connecticut Bank and Trust Company, N.A. (East Hartford, Connecticut), as and to the extent required by such Rights Agreement, as amended from time to time.

Sec. 6. Massachusetts Control Share Acquisition Act. Until such time as this Section 6, Article VI shall be repealed or the By-Laws otherwise shall be amended to provide otherwise, in each case in accordance with Article VIII of the By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws ("Chapter 110D") shall not apply to "control share acquisitions" of the Corporation within the meaning of Chapter 110D.

                                ARTICLE VII

                            SEAL AND FISCAL YEAR

Sec. 1. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "INCORPORATED 1931 MASSACHUSETTS". The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed to any document.

Sec. 2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the thirty-first day of December.

                                ARTICLE VIII

                            AMENDMENT OF BY-LAWS

Sec. 1. Any of these By-Laws may be added to, altered, amended or repealed by the stockholders of the Corporation entitled to vote on the matter at any annual or special meeting of stockholders. The nature or substance of the proposed addition, alteration, amendment or repeal shall be stated in the notice of the meeting.

Sec. 2. The Board of Directors shall also have the power to make, amend or repeal the By-Laws of the Corporation in whole or in part subject to amendment or repeal by stockholders as provided by law.